SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 8, 2000


                              Premier Brands, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                      Utah
                 (State or Other Jurisdiction of Incorporation)

             000-29865                               33-0489616
       (Commission File Number)           (IRS Employer Identification No.)


            268 West 400 South, Suite 300, Salt Lake City, Utah 84101 (Address of Principal Executive Offices, Including Zip Code)


                                 (801) 575-8073
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5. OTHER EVENTS

     On June 8, 2000, by unanimous written consent pursuant to Section 16-10a-821 of the Revised Business Corporation Act of the State of Utah, the Board of Directors of Premier Brands, Inc. (the "Company") elected as directors the individuals whose experience is summarized in the paragraphs that follow. Simultaneously, the Board accepted the resignations of the three then-incumbent directors. The names, ages and prior experience of the new directors are as follows:

     S. David Cooperberg

     Since 1995, Mr Cooperberg has been Managing Director of Ridgewood Group International Limited, a New York based investment bank. Mr Cooperberg has devised cross-border financing structures for projects in both the public and private sectors, including arenas subject to public regulations. From 1989-94, he was Vice President, Finance of Paloma Partners, a $2 billion equity private investment partnership, comprising the largest global network of market-neutral funds. For the preceding 12 years, Mr Cooperberg was Senior Manager for The Royal Bank of Canada. There, he was involved in extensive real estate finance in several major cities throughout North America. Mr Cooperberg received an AB in English with honors from Dartmouth College and an MBA in international business and finance from the College of Chicago. He also holds a Licence en science economiques appliquees from Universite de Louvain, Belgium. He has published numerous articles in American Banker, Banking Law Review, and Executive Business. Mr. Cooperberg is 52 years old.

     Phillip Flaherty

     Mr. Flaherty founded Sage Lobo Consulting in 1996 and has served as its President since its inception. Sage Lobo is a consulting firm specializing in financing, marketing, structural and strategic challenges within Nevada, California and the Pacific Rim business climates. Clients have included both large and small gaming operators, QSR based companies, and various other service based companies. From 1993 until he founded Sage Lobo, Mr. Flaherty served as President and Managing Director of Sheraton Desert Inn Resort and Casino, an ITT company. Mr. Flaherty is 46 years old.

     Brian W. Ransom

     Mr. Ransom has served as President and a member of the Board of Directors of CathayOnline since December 1998. From 1991 until joining CathayOnline, Mr. Ransom acted as an independent consultant to and negotiator for North American and European companies. He consulted on matters relating to corporate structuring, corporate finance, foreign exchange and interest rate risk control management and negotiation of strategic relationships between corporations and corporations and governments. Mr. Ransom has been responsible for the management of a US$1.5 billion loan portfolio and the



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management of a currency-trading portfolio. He has held positions on the boards of two Canadian mutual fund companies, an international fiduciary, as well as the boards of software and manufacturing firms. Mr. Ransom is 38 years old.

     The elections and resignations described in the foregoing paragraph were in connection with a contemplated transaction with the shareholders of CathayBancorp.com, Limited, a Hong Kong company ("Bancorp"). This transaction closed on June 23, 2000. In this transaction, all of the shareholders of Bancorp exchanged their shares in Bancorp in consideration for an aggregate of 21,750,000 shares of the Company's common stock. The transaction is treated as a reverse merger, as the shareholders of Bancorp received over 80% of the outstanding shares in Premier Brands.

     This transaction will be described in greater detail in an amendment to this filing on Form 8-K/A.


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                                   SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2000                                 Premier Brands, Inc.
                                                          (Registrant)



                                                     /s/ S. David Cooperberg
                                                     -----------------------
                                                         S. David Cooperberg
                                                         President